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                       * Confidential Treatment Requested
                         Under 17 C.F.R. Sections 200.80(b)(4),
                         200.83 and 230.406


                                                                   EXHIBIT 10.22


                              [MP3.COM LETTERHEAD]


                             SPONSORSHIP AGREEMENT

This Sponsorship Agreement ("Agreement") is made and entered into on February 17, 1999 ("Effective Date"), by and between Tickets.com, Inc., a Delaware corporation, located at 4061 Glencoe Ave., Marina del Rey, CA 90292 ("Tickets") and MP3.com, Inc., having an address at P.O. Box 910091, San Diego, CA 92191-0091 ("MP3.com"). MP3.com owns and operates the website located at www.mp3.com (the "Website").

1. Form of Sponsorship. During the term of this Agreement, Tickets shall be MP3.com's [***] and MP3.com shall include a Tickets Portal on the "Music" page and the "Pop," "Rock" and "Alternative" genre pages on the Website. A "Portal" is defined as a web graphic with the dimensions not to exceed 125 X 125 pixels and 20Kb in size. The content of the Portal shall be supplied by Tickets and shall conform with reasonable technical and content specifications supplied by MP3.com.

2. Impressions. MP3.com agrees to deliver a guaranteed minimum of [***] Impressions per month for the term of this Agreement. An "Impression" is defined as the display of the Tickets Portal to a user on one of the above referenced pages.

3. Sponsor Fees. Tickets agrees to pay MP3.com during the term of this Agreement, as follows: (i) $[***] payable on the Effective Date; (ii) [***] payable on or before one month subsequent to the Effective Date; (iii) [***] payable on or before two months subsequent to the Effective Date; (iv) [***] payable on or before three months subsequent to the Effective Date; (v) [***] payable on or before four months subsequent to the Effective Date; (vi) [***] payable on or before five months subsequent to the Effective Date. Any late payments under this Agreement will be assessed a service fee of one and one-half percent (1.5%) per month, to the extent allowed by law.

4. Term and Termination. This Agreement shall commence on the Effective Date and shall remain in full force and effect until one (1) year subsequent to the Effective Date, provided however, that Tickets may terminate this Agreement for any reason upon thirty (30) days' notice to MP3.com at any time prior to the expiration of sixty (60) days subsequent to the Effective Date. Furthermore, for a thirty (30) day period, beginning thirty (30) days prior to the first anniversary of this Agreement, Tickets shall have the right to renew the Agreement for another year [***]. Any payments which have accrued prior to the date of termination shall remain due and payable. Sections 6, 7, and 8 shall survive termination of this Agreement.

5. Measurement. Upon request, Tickets shall have access to pertinent statistics related to Impressions covering the period of this contract. Tickets agrees to accept MP3.com's

                       * CONFIDENTIAL TREATMENT REQUEST(ED)
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measurement of Impressions (the "Count") according to MP3.com's logs and other tracking devices and/or software MP3.com may use, provided however, that Tickets shall have the right to audit MP3.com's records in this regard. If Tickets reasonably disputes the Count pursuant to this Agreement, then Tickets shall have the right to select the independent auditor of its choice to conduct an audit of MP3.com's records (the "Audit"). The Audit will be conducted in such a way so as not to interfere to any material extent with MP3.com's operations. If, for any applicable period, the independent auditor determines that MP3.com overstated the Count by more than five percent (5%), then MP3.com shall pay the cost of the Audit and shall refund Tickets the difference between the amount originally paid and the amount which should have been paid, or MP3.com shall credit the appropriate amount of Impressions to Tickets' account.

6. Representations and Warranties. Each party is solely responsible for any legal liability arising out of or relating to the content of its site and any material to which users can link through the sites. Each party represents and warrants that its sites will not: (i) infringe upon any third party's copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy; (ii) violate any law, statute, ordinance or regulation, including without limitation any laws regarding unfair competition, antidiscrimination or false advertising; (iii) be pornographic or obscene; (iv) be defamatory or trade libelous; or (v) contain viruses other harmful programming routines. Each party agrees to defend, indemnify and hold harmless the other and its shareholders, directors, officers, agents and employees for any and all losses, costs liabilities or expenses (including without limitation reasonable attorneys' and expert witnesses' fees) incurred or arising from:
(a) any breach of the foregoing representations or warranties; (b) any claim arising from the sale or license of either party's goods or services; or (c) any other act, omission or representation by either party. Either party may participate in the defense of itself at its option and expense.

7. No Consequential Damages. Except for claims arising under section 6, in no event will either party be liable for any special, indirect, incidental or consequential damages.

8. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflict of law principles thereof. Any claim arising out of or related to this Agreement must be brought exclusively in the state or federal courts located in San Diego County, California, and each party hereby consent to the jurisdiction thereof. In any action to enforce this Agreement the prevailing party will be entitled to costs and attorneys' fees. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions, documents, agreements and prior course of dealing, and shall not be effective until signed by both parties. This Agreement may not be assigned by Tickets without MP3.com's written consent, which shall be promptly granted or denied and not unreasonably withheld, except that Tickets may assign this Agreement without MP3.com's consent if another entity acquires substantially all the assets of Tickets. The parties to this Agreement are independent contractors, and no agency, partnership, joint venture or employee-employer relationship is created by this Agreement. MP3.com intend to, and does, bind its successors and assigns to the terms of this Agreement.

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/s/ GREG FLORES                         /s/ ADAM EPSTEIN
-------------------------               -----------------------------------
Representative of MP3.com               Representative of Tickets.com. Inc.

Greg Flores - VP Sales                  Adam Epstein - V.P. & Counsel
-------------------------               -----------------------------------
Printed Name & Position                 Printed Name & Position

         2/17/99                                     2-17-99
-------------------------               -----------------------------------
Date                                    Date
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Steve:


Per our conversation yesterday, this will confirm, on behalf of Tickets.com, Inc., that the term of the February 17, 1999 agreement (the "Agreement") by and between Tickets.com, Inc. and MP3.com, Inc. is for one (1) year as stated in Paragraph 4 thereof (subject to the exceptions stated therein). Though Paragraph 3 of the Agreement only specifies revenue owing MP3.com, Inc. through the first six (6) months of the Term, it is Tickets.com, Inc.'s understanding that for each of the months subsequent thereto MP3.com, Inc. will be compensated in the amount of ([***]) per month.



/s/ ADAM EPSTEIN
----------------
Adam Epstein
Senior V.P. Business Development & Counsel
Tickets.com, Inc.
4061 Glencoe Avenue
Marina Del Rey, CA 90292
Phone: (310) 578-4221
Fax: (310) 578-4201
E-mail: adam@tickets.com



                       * Confidential Treatment Requested